Exhibit 3.1
AMENDED & RESTATED
BYLAWS
OF
BURKE & HERBERT FINANCIAL SERVICES CORP.
Effective as May 1, 2026
ARTICLE I
OFFICES
SECTION 1. Principal Office. The principal office of the Corporation shall be located at the Main Office at the southeast intersection of King Street and Fairfax Street in the City of Alexandria, Virginia. The Board of Directors shall have the power and authority to change the location of the principal office and to establish and maintain branch offices at any other location as allowed by law.
SECTION 2. Registered Office. The Registered Office of the Corporation, as required by law to be maintained in the Commonwealth of Virginia, shall be 100 South Fairfax Street, Alexandria, Virginia 22314. The Board of Directors shall have the power and authority to change the location of the Registered Office as allowed by law.
ARTICLE II
SHAREHOLDERS’ MEETINGS
SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held at such time and place fixed by the Board of Directors. The purpose of the annual meeting shall be to elect Directors and to transact such other business as may come before the meeting. In the event of exigent and unforeseen circumstances, the Board of Directors may determine that any meeting of shareholders may be held solely by means of remote communication, including, but not limited to, telephonically, with or without video, or with or without other electronic assistance. Participation as a shareholder by means of remote communication shall be subject to such guidelines and procedures as the Board of Directors adopts, subject to the provisions of the Code of Virginia.
SECTION 2. Special Meeting. Special meetings of the shareholders may be called by resolution of the Board of Directors, the Chair of the Board of Directors, or the Chief Executive Officer.
SECTION 3. Presiding Officer; Conduct. The Chair of the Board shall preside at all meetings of the shareholders. In the absence of the Chair, the Vice-Chair, or in the absence of the Vice-Chair, the Lead Independent Director (if any), shall be the Presiding Officer. In the absence of the Chair, the Vice-Chair and the Lead Independent Director, the Chief Executive Officer shall be the Presiding Officer. In the absence of the Chair, Vice-Chair, the Lead Independent

Director and the Chief Executive Officer, the Directors shall elect a presiding officer pro tempore. If the Secretary is not present, the Presiding Officer shall appoint a Secretary of the meeting. The Presiding Officer may appoint one or more inspectors of the election to determine the qualification of voters, the validity of proxies, and the results of ballots. The Presiding Officer shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such officer, are appropriate for the proper conduct of the meeting.
SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless a different time is required by statute) by mail to each Shareholder of record entitled to vote at such meeting. Such notice shall be deemed to have been given when deposited in the United States mail, addressed to the Shareholder at the address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation, under any provision of the Code of Virginia, 1950, as amended, the Articles of Incorporation or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation.
SECTION 5. Closing the Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the resolution of the Board of Directors calling the meeting of the shareholders or declaring such dividend, as the case may be, shall establish the record date for such determination of shareholders; provided, that in no event shall such date be more than seventy (70) days prior to the date proposed for such meeting or dividend declaration.
SECTION 6. Quorum. A majority of the outstanding Common Stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Once a share is represented as present at a meeting, either in person or by proxy, it is deemed present for quorum purposes for the remainder of the meeting and for adjournment of that meeting unless a new date is set of record for adjournment of that meeting.
SECTION 7. Manner of Acting. The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of greater number or voting by classes is required by statute or the Articles of Incorporation.
SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy on a document executed by the shareholder or a duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.
Amended & Restated Bylaws
Burke & Herbert Financial Services Corp.

SECTION 9. Shareholder Proposals.
(a)    For any shareholder proposal to be presented in connection with an annual meeting of shareholders of the Corporation, including any nomination or proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the shareholders must have given timely notice thereof in writing to the Secretary of the Corporation.
(b)To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of such meeting is first made. No adjournment or postponement of an annual meeting shall commence a new period for the giving of notice of a shareholder proposal hereunder.
(c)Such shareholder’s notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (B) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholders and such beneficial owner; and (iii) a written representation and agreement (in the form provided by the Corporation upon written request) that the shareholder is not and will not become a party to any written or oral agreement, arrangement or understanding with any other party or shareholder regarding the subject matter of the shareholder’s proposal.
SECTION 10. Adjournments. A majority of the votes entitled to be cast at any meeting, represented in person or by proxy, even though less than a quorum, may adjourn the meeting to a fixed time and place or by remote communication. The presiding officer of a meeting may adjourn or recess any meeting of shareholders, at any time or for any reason, without a vote of the shareholders.
Amended & Restated Bylaws
Burke & Herbert Financial Services Corp.

ARTICLE III
BOARD OF DIRECTORS
SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, and, except as otherwise expressly provided by applicable law or the Articles of Incorporation, all of the powers of the Corporation shall be vested in the Board of Directors.
SECTION 2. Number and Tenure. At any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, subject to and in accordance with the Corporation’s Articles of Incorporation, as amended. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Directors shall be elected annually by the shareholders for a term to expire at the next annual meeting of the shareholders and will serve until their successors are elected and qualified.
SECTION 3. Election of Directors.
(a)Except as otherwise specified in the Articles of Incorporation or these Bylaws or provided by applicable law, a nominee for director shall be elected to the Board of Directors at any meeting of shareholders at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast at any meeting of shareholders for which the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. If a nominee for director who is an incumbent director is not re-elected to the Board of Directors in accordance with the voting requirements stated above and no successor has been elected at such meeting of shareholders, such director must promptly tender his or her written offer of resignation in accordance with the Corporation’s Director Resignation Policy.
(b)Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made by or at the direction of the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of Directors who complies with the notice procedures set forth in Article II, Section 9 of these Bylaws.
SECTION 4. Director Eligibility. No person who is age 75 or older shall be eligible to serve on the Board of Directors after the annual meeting of shareholders following his or her 75th birthday; provided, however that the Board of Directors may, upon a majority vote thereof and with the written consent of the director, grant one or more one-year extensions of any director’s term beyond his or her 75th birthday.
Amended & Restated Bylaws
Burke & Herbert Financial Services Corp.

SECTION 5. Regular Meetings. An annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, at its next meeting following the annual meeting of shareholders. Regular meetings of the Directors shall be held quarterly at such time and place as determined by the Board of Directors; provided that the Independent Directors (as such term in defined by Rule 5605(a)(2) of the NASDAQ Stock Market Corporate Governance Requirements) shall meet in executive session at least twice per year and be presided over by the Chair of the Board or, if the Chair is not an Independent Director, by the Lead Independent Director (if any).
SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair, the Lead Independent Director (if any), or by order of a majority of the Directors of the Corporation. Such special meetings shall be held upon one (1) day prior notice to all Directors. Such notice shall state the purpose, time and location of the meeting.
SECTION 7. Presiding Officer. The Chair of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chair, the Vice-Chair, or in the absence of the Vice-Chair, the Lead Independent Director (if any), shall be the Presiding Officer. In the absence of the Chair, the Vice-Chair, and the Lead Independent Director, the Chief Executive Officer shall be the Presiding Officer. In the absence of the Chair, Vice-Chair, the Lead Independent Director, and the Chief Executive Officer, the Directors shall elect a presiding officer pro tempore.
SECTION 8. Lead Independent Director. At any time during which the Chair is not an Independent Director (as determined by the Board of Directors), the Independent Directors of the Board of Directors may appoint an Independent Director that is a member of the Board of Directors to serve as the “Lead Independent Director” and such Lead Independent Director shall perform such duties and have such other powers as the Board of Directors shall designate from time to time. The Lead Independent Director shall be subject to election annually and in no event less frequently than every fifteen months.
SECTION 9. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
SECTION 10. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except that no plan of merger or share exchange or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property, otherwise than in the usual and regular course of business, shall be submitted to the shareholders for a vote unless such action is approved by at least two-thirds of the entire Board of Directors. The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting.
SECTION 11. Vacancies. Directors elected to fill a vacancy shall be elected to serve the remaining term of the Director they replace and shall be elected by affirmative vote of a
Amended & Restated Bylaws
Burke & Herbert Financial Services Corp.

majority of the total number of Directors. The term of a Director shall expire at the next annual meeting of the shareholders.
SECTION 12. Compensation. Upon the recommendation of the Compensation Committee and by resolution of the Board of Directors, Directors may be paid a retainer fee and a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.
SECTION 13. Action Without A Meeting. Unless otherwise provided by law, any action required to be taken at a meeting of the Directors or any other action which may be taken at a meeting of the Directors may be taken without a meeting if a consent in writing which sets forth the action so taken shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.
SECTION 14. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which any corporate action is taken shall be presumed to have assented to the action unless or he or she votes against or abstains from the action taken.
ARTICLE IV
COMMITTEES OF THE CORPORATION
SECTION 1. Standing Committees. The following committees are the committees of the Corporation:
Audit
Compensation
Enterprise Risk Management
Nominating & Governance
Membership shall be by recommendation of the Chair to the Nominating & Governance Committee. The Nominating & Governance Committee shall make final recommendations to the Board of Directors for ratification.
SECTION 2. Other Committees. The Board of Directors, by resolution adopted by a majority of the number of Directors serving at the time of such resolution, may establish such other standing or special committees as it deems necessary or appropriate. The Chair may recommend as many special committees (and the membership thereof) to the Board as he or she deems necessary for the successful management and governance of the Corporation.
SECTION 3. Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held as directed by the Committee Chair or a majority of the committee members subject to the same requirements with respect to time, place and manner, and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.
Amended & Restated Bylaws
Burke & Herbert Financial Services Corp.

SECTION 4. Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.
SECTION 5. Term of Office. Members of any Committee shall be appointed as provided above and shall hold office for one year unless such office is vacated in accordance with Section 7 hereof.
SECTION 6. Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his or her intention to do so to the Chair or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors.
SECTION 7. Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by appointment of the Chair and by the vote of a majority of the number of Directors serving at the time of such vote.
SECTION 8. Compensation. Upon the recommendation of the Compensation Committee, the Board of Directors from time to time shall establish the compensation to be paid to Directors for attending committee meetings for which they are members.
ARTICLE V
OFFICERS
SECTION 1. Election of Officers / Terms. The officers of the Board of Directors shall include a Chair, and Vice Chair, both of whom must also be Directors of the Board, and a Secretary and Assistant Secretary. The officers of the Corporation shall include a Chief Executive Officer, President, one or more Vice-Presidents (whose seniority and titles, may be specified by the Board of Directors), a Corporate Secretary, a Cashier, a Chief Financial Officer, a Trust Officer and other officers as may from time to time be elected by the Board of Directors. The officers of the Board of Directors and of the Corporation shall be elected at an annual meeting of the Directors that follows the annual meeting of the shareholders and shall hold office until the next annual meeting of the Board of Directors. Any two officers, except for the Chair and the Secretary of the Board of Directors who cannot be combined, may be combined in the same person as the Board of Directors may determine.
SECTION 2. Removal of Officers/Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.
SECTION 3. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors shall designate the Chief Executive Officer and the Chief Financial
Amended & Restated Bylaws
Burke & Herbert Financial Services Corp.

Officer at the annual election of the officers. The Board of Directors may require any officer to give such bond for the faithful performance of his or her duties as the Board may see fit. The duties, responsibilities, obligations, and authority of each officer shall be designated by the Board of Directors: (1) by the position; or (2) by act of the Board of Directors designating such duty, responsibility, obligation, and authority to the individual holding such position.
ARTICLE VI
CONTRACTS, OBLIGATIONS AND OTHER TRANSACTIONS
SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.
SECTION 2. Other Instruments. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notices or other evidences of indebtedness issued in the name of the Corporation, or documents concerning other transactions, shall be signed by such officer or officers, agent or agents of the Corporation and in such a manner as shall from time to time be determined by resolution of the Board of Directors.
ARTICLE VII
CERTIFICATES FOR SHARES AND THEIR TRANSFERS
SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in the forms prescribed by the Board of Directors. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. Shares of the Corporation may be issued in non-certificated form.
SECTION 2. Transfer of Shares. So long as shares of the Corporation are held in certificated form, all transfers of stock of the Corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the transferring shareholder, and may be accomplished either by such shareholder or by his or her duly authorized attorney-in-fact. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Transfer Agent. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. If the shareholders enter into an agreement restricting the transfer of shares, such shares may be transferred on the books of the Corporation only in accordance
Amended & Restated Bylaws
Burke & Herbert Financial Services Corp.

with the terms of such agreement to the extent that the Corporate Secretary is provided written notification of such agreement.
ARTICLE VIII
DIVIDENDS
The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms, conditions and amounts provided by law or by the Articles of Incorporation of the Corporation.
ARTICLE IX
MISCELLANEOUS PROVISIONS
SECTION 1. Seal. The Corporation may have a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of the incorporation, the state of the incorporation and the words “Corporate Seal - Virginia.”
SECTION 2. Waiver of Notice. Unless otherwise provided by law, whenever notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a Waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
SECTION 3. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.
SECTION 4. Amendment of Bylaws. Unless proscribed by law or the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors serving at the time of such vote.
SECTION 5. Signatures. Checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. The signature of any such person may be a facsimile or other electronic form when authorized by the Board of Directors.
SECTION 6. Forum for Adjudication of Disputes. To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Alexandria Division or, in the event that court lacks jurisdiction to hear such action, the Circuit Court of the City of Alexandria, Virginia, shall be the sole exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by a director, officer, employee or other agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the Virginia Stock Corporation Act (Va. Code Ann. § 13.1-601, et seq.) or any provision of the Articles of Incorporation or these Bylaws or (iv) any action
Amended & Restated Bylaws
Burke & Herbert Financial Services Corp.

asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and have consented to the provision in this Section 6.
SECTION 7. Voting of Stock Held. Unless otherwise provided by a vote of the Board of Directors, the Chief Executive Officer may either appoint attorneys to vote any stock of any other corporation owned by this Corporation or may attend any meeting of the holders of stock of such other corporation and vote such shares in person.
SECTION 8. Examination of Books. The Board of Directors, the Chief Executive Officer, or the President, subject to applicable law, shall have the power to determine from time to time whether and to what extent and under what conditions and limitations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders.
SECTION 9. Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Articles of Incorporation of the Corporation as in effect from time to time, the provisions of the Articles of Incorporation shall be controlling. As used in these Bylaws, the term “Articles of Incorporation” shall mean the articles of incorporation of the Corporation filed with the Virginia State Corporation Commission pursuant to the Virginia Stock Corporation Act, as amended from time to time. As used herein, unless the context otherwise requires: (i) the terms defined herein shall have the meaning set forth herein for all purposes; (ii) the terms “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (iii) “writing,” “written” and comparable terms refer to printing, typing, handwriting and other means of reproducing words in a visible form; (iv) “hereof,” “herein,” and comparable terms refer to the entirety of these Bylaws and not to any particular article, section or other subdivision hereof; and (v) references to any gender include references to all genders, and references to the singular include references to the plural and vice versa.
SECTION 10. Redemption of Certain Shares. In accordance with the provisions of Section 13.1-728.7 of Article 14.1 of the Virginia Stock Corporation Act, the Corporation may, but is not required to, redeem shares of its common stock which have been the subject of a control share acquisition (as defined in that Article) under the circumstances set forth in A and B of Section 13.1728.7.
Amended & Restated Bylaws
Burke & Herbert Financial Services Corp.

This is to certify that these Bylaws were adopted by the Board of Directors of the Corporation as the Bylaws of the Corporation with an effective date of May 1, 2026.
Dated this 1st day of May, 2026.
By: /s/ David P. Boyle
Name: David P. Boyle
Title: Chief Executive Officer
[Signature page to Amended & Restated Bylaws of Burke & Herbert Financial Services Corp.]